UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

Sterling Real Estate Trust

dba Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 18th Ave South Ste. 200 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Securities Registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

Amended and Restated Unit Redemption Plan

On September 22, 2026, the Company amended and restated its Unit Redemption Plan to increase the mandatory holding period required for units to be eligible for redemption (subject to certain exemptions) from one (1) year to two (2) years effective September 22, 2026.

The description herein of the Amended and Restated Unit Redemption Plan is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Amended and Restated Unit Redemption Plan filed as Exhibit 10.1 hereto.

Fourth Amended and Restated to Sterling Real Estate Trust Trustee Compensation Plan

On September 22, 2026, the Company adopted its Fourth Amended and Restated Trustee Compensation Plan to clarify that trustees not considered “independent” are eligible for compensation as long as they are not an officer or employee of the Trust or an officer, employee, member, manager, or other member of management of the Advisor or any Affiliate of the Advisor.

The description herein of the Fourth Amended and Restated Sterling Real Estate Trust Trustee Compensation Plan is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Fourth Amended and Restated Sterling Real Estate Trust Trustee Compensation Plan filed as Exhibit 10.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title
10.1	Amended and Restated Unit Redemption Plan
10.2	Fourth Amended and Restated Sterling Real Estate Trust Trustee Compensation Plan
104	Cover Page Interactive Data File, (Formatted in inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: September 25, 2026
	By:	/s/ Megan E. Schreiner
Name: Megan E. Schreiner
Title: President